Item 15(b) Exhibit 21
Corning Incorporated and Subsidiary Companies

Subsidiaries of the Registrant as of December 31, 2006 are listed below:

CCS Holdings, Inc.	Delaware
Chengdu CCS Optical Fiber Cable Co., Ltd.	China
Corning (Australia) Partnership Holdings, GP	Australia
Corning (Shanghai) Co., Ltd.	China
Corning Cable Systems GmbH & Co. KG	Germany
Corning Cable Systems International Corp.	North Carolina
Corning Cable Systems International Ltd.	Cayman Islands
Corning Cable Systems LLC	North Carolina
Corning Cable Systems Brand, Inc.	Delaware
Corning Cable Systems Polska Sp. Z o.o.	Poland
Corning Cable Systems Vermogensverwaltungs GmbH	Germany
Corning Costar Holding, LLC	Delaware
Corning Display Technologies Taiwan Co., Ltd.	Taiwan
Corning Gilbert Inc.	Delaware
Corning GmbH	Germany
Corning Holding GmbH	Germany
Corning Hungary Data Services, LLC	Hungary
Corning International Corporation	Delaware
Corning International Holding, LLC	Delaware
Corning Japan KK	Japan
Corning Limited	United Kingdom
Corning Mauritius	Mauritius
Corning NetOptix, Inc.	Delaware
Corning Noble Park, LLC	Australia
Corning Oak Holding Inc.	Delaware
Corning Products South Africa (Pty) Ltd.	South Africa
Corning Property Management Corporation	Delaware
Corning S.A.S.	France
Corning Specialty Materials Inc.	Delaware
Corning Tropel Corporation	Delaware
Costar Europe Ltd.	Delaware
Norddeutsche Seekabelwerke GmbH & Co. KG	Germany
Optical Fiber Corporation	Delaware

Companies accounted for under the equity method as of December 31, 2006 are listed below:

Advanced Cable Systems Corporation	Japan
Cormetech, Inc.	Delaware
Dow Corning Corporation	Michigan
Eurokera North America, Inc.	Delaware
Eurokera S.N.C.	France
Keraglass S.N.C.	France
Pittsburgh Corning Europe N.V.	Belgium
Samsung Corning Co., Ltd.	Korea
Samsung Corning Precision Glass Co., Ltd.	Korea

Summary financial information on Corning’s equity basis companies is included in Note 8 (Investments) to the Consolidated Financial Statements in this Annual Report on Form 10-K. Certain subsidiaries, which considered in the aggregate as a single subsidiary, that would not constitute a significant subsidiary, per Regulation S-X, Article 1, as of December 31, 2006, have been omitted from this exhibit.

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